UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2005

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Director Compensation

On March 17, 2005, the Board of Directors of Andrx Corporation (the "Board") approved its Compensation Committee’s recommendations for director compensation. The Board determined that the cash compensation amounts to be paid to non-employee directors, other than Elliot F. Hahn, Ph.D., for attendance at Board and committee meetings would remain consistent with the amounts paid in 2003 and 2004. The Board further determined that each non-employee director, other than the Board’s Lead Director, would receive 10,000 Restricted Stock Units (RSUs), with each unit representing the right to acquire one share of Andrx Group common stock. Of these units, 4,000 will vest on March 17, 2006, and 1,500 will vest on March 17, 2007, 2008, 2009 and 2010, respectively. The Board’s Lead Director will receive 15,000 RSUs, with 6,000 units vesting on March 17, 2006 and 2,250 units on March 17, 2007, 2008, 2009 and 2010, respectively.

See, Exhibit 10.93 to the Andrx Corporation Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference, for a summary of the current cash compensation paid to non-employee directors, other than Dr. Hahn.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.96 Summary Discussion of Restricted Stock Unit Grants to Non-Employee Directors on March 17, 2005*

*Management Compensation Plan or Arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

March 23, 2005	By:	Scott Lodin

Name: Scott Lodin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.96	Summary Discussion of Restricted Stock Unit Grants to Non-Employee Directors on March 17, 2005